EXHIBIT 10

INDEPENDENT AUDITORS’ CONSENT

Merrill Lynch U.S. High Yield Fund, Inc. (formerly Merrill Lynch Corporate High Yield Fund, Inc.):

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-47971 on Form N-1A of our report dated May 12, 2000 appearing in the Annual Report of Merrill Lynch Corporate High Yield Fund, Inc. for the year ended March 31, 2000, and to the reference to us under the caption “Financial Highlights” in the Prospectus, and to the use of our report dated July 19, 2000 on the statement of assets and liabilities of Master U.S. High Yield Trust as of July 18, 2000, which appears in the Statement of Additional Information, both of which are parts of such Registration Statement.

/s/ Deloitte & Touche LLP Princeton, New Jersey August 29, 2000